Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of CG Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of CG Funds Trust for the semi-annual period ended April 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of CG Funds Trust for the stated period.

/s/Robert P. Morse Robert P. Morse President & Chief Executive Officer, CG Funds Trust	/s/Jian H. Wang Jian H. Wang Treasurer, CG Funds Trust
Dated: June 29, 2015

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by CG Funds Trust for purposes of the Securities Exchange Act of 1934.